EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ampex Corporation

Redwood City, California

We hereby consent to the incorporation by reference of our report dated April 15, 2008, relating to the consolidated financial statements and schedule of Ampex Corporation, which appears in this Form 10-K, in the following registration statements and amendments: (i) Post Effective Amendment No. 1 on Registration Statement on Form S-3 to Form S-1 (File No. 33-91312); (ii) Registration Statement on Form S-2 (File No. 333-88890); (iii) Registration Statement on Form S-3 (File No. 333-66789); (iv) Registration Statement on Form S-3 and Post Effective Amendment No. 1 thereto (File No. 333-85605); (v) Registration Statement on Form S-8 and Post-Effective Amendments thereto (File Nos. 33-77664, 33-92640, 333-05623, 333-41652, 333-81534, 333-126291). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

San Jose, California

April 15, 2008